Exhibit 4.4

EXECUTION VERSION

WARRANT REGISTRATION
RIGHTS AGREEMENT
By and among
CENVEO, INC.
and
ALLIANZ GLOBAL INVESTORS U.S. LLC
Dated as of June 10, 2016

WARRANT REGISTRATION RIGHTS AGREEMENT
This Warrant Registration Rights Agreement (this “Agreement”) is made and entered into as of June 10, 2016, by and among Cenveo, Inc., a Colorado corporation (the “Company”), and Allianz Global Investors U.S. LLC (“Allianz”) in connection with (a) the offer (the “Offer”) by Cenveo Corporation, a Delaware corporation (“Cenveo”), to eligible holders of its outstanding 11.500% senior notes due 2017 to exchange such holders’ outstanding such notes for (1) 6.000% senior notes due 2024 issued by Cenveo, and (2) warrants, each entitling the holder thereof to purchase Common Shares (as defined below) of the Company, pursuant to the Offer, and (b) the repurchase (the “Repurchase”) by the Company of 7% senior exchangeable notes due 2017 held by Allianz for (x) cash and (y) warrants (the warrants referred to in clause (2) above and this clause (y) each, a “Warrant” and, collectively, the “Warrants”). The Warrants and the Common Shares are herein collectively referred to as the “Securities.”
This Agreement is made for the benefit of the Holders from time to time of the Transfer Restricted Securities (as defined herein). In connection with the Offer and the Repurchase, the Company has agreed to provide the warrant registration rights set forth in this Agreement.
The parties hereby agree as follows:

SECTION 1.    Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:
Broker-Dealer: Any broker or dealer registered under the Exchange Act.
Business Day: Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.
Cenveo: As defined in the preamble hereto.
Closing Date:    The date of this Agreement.
Commission: The Securities and Exchange Commission.
Common Shares: the shares of common stock of the Company, par value $0.01 per share, for which Warrants are exercisable or which have been issued pursuant to any exercise of a Warrant.
Company: As defined in the preamble hereto.
Exchange Act: The Securities Exchange Act of 1934, as amended.
FINRA: The Financial Industry Regulatory Authority, Inc.
Freely Tradable: means, with respect to a Security, a Security that at any time of determination (i) may be resold to the public in accordance with Rule 144 under the Securities Act (“Rule 144”) by a person that is not an “affiliate” (as defined in Rule 144 under the

Securities Act) of the Company where no conditions of Rule 144 are then applicable, (ii) does not bear any restrictive legends relating to the Securities Act and (iii) does not bear a restricted CUSIP number.
“Full Cooperation” means, in connection with any Underwritten Offering pursuant to the Shelf Registration Statement, and in addition to the cooperation otherwise required by this Agreement, the (a) members of senior management of the Company reasonably cooperating with the underwriter(s) in connection therewith and make themselves reasonably available to participate in “road-shows” in the New York City, Boston and/or Philadelphia metropolitan areas and other customary marketing activities in such locations as reasonably recommended by the underwriter(s) and (b) the Company preparing preliminary and final prospectuses for use in connection therewith containing such additional information as reasonably requested by the underwriter(s) (in additional to the minimum amount of information required by law, rule or regulation).
Holders: As defined in Section 2(b) hereof.
Indemnified Holder: As defined in Section 8(a) hereof.
Issuer Free Writing Prospectus: As defined in Section 4(c) hereof.
Liquidated Damages: As defined in Section 5 hereof.
Offer: As defined in the preamble hereto.
Person: An individual, partnership, limited partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.
Registration Date: November 21, 2016.
Registration Default: As defined in Section 5 hereof.
Registration Expenses: As defined in Section 7(a) hereof.
Registration Statement: Any registration statement of the Company relating to the registration for resale of Transfer Restricted Securities pursuant to a Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.
Required Holders: As defined in Section 4(a) hereof.

Securities: As defined in the preamble hereto and any equity securities or warrants issued or issuable with respect to such Securities by way of conversion, exercise or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization.
Securities Act: The Securities Act of 1933, as amended.
Shelf Filing Deadline: As defined in Section 4(a) hereof.
Shelf Registration Statement: As defined in Section 4(a) hereof.
Significant Holder: Any Person who, individually or as a member of a group, beneficially owns (as such term is defined in Rule 13d-3 of the Exchange Act), as of any date of determination, a number of Common Shares equal to at least ten percent (10%) of the number of Common Shares originally issuable pursuant to all Warrants in the aggregate.
Transfer Agent: The Company or, if appointed, the transfer agent for the Common Stock.
Transfer Restricted Securities: All Securities that either (i) are not Freely Tradable or (ii) held by any Significant Holder (whether or not Freely Tradable).
Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.
Warrant: As defined in the preamble hereto.
Warrant Agent: Computershare Trust Company, N.A., or any successor warrant agent under the Warrant Agreement dated as of June 10, 2016 between the Company and Computershare Trust Company, N.A.

SECTION 2.    Securities Subject to this Agreement.

(a)Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities, for so long as they remain such.

(b)Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities of record (or, if any of the Transfer Restricted Securities are issued in the form of registered global securities, owns beneficial interests in such global securities as shown on the records maintained by DTC and its participants). For the avoidance of doubt, a Person will be deemed to be the holder of any Common Shares underlying Warrants whenever such Person owns the Warrants of record (or, if any of the Warrants are issued in the form of registered global securities, owns beneficial interests in such global securities as shown on the records maintained by DTC and its participants).

SECTION 3.    [Intentionally omitted].

SECTION 4.    Shelf Registration.

(a)Shelf Registration. The Company shall:
(x)    cause to be filed a shelf registration statement on Form S-3 or such other form under the Securities Act then available to the Company providing for the resale pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) on or prior to the Registration Date (or if such Registration Date is not a Business Day, the next succeeding Business Day) (such date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and
(y)    use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission within sixty (60) days after the initial date of filing thereof (the “Shelf Effectiveness Deadline”).
The Company shall use commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities by the Holders of such Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, from the date on which the Shelf Registration Statement is declared effective by the Commission until the earlier of (i) the fifth (5th) anniversary of the effective date of the Shelf Registration Statement and (ii) the date all Transfer Restricted Securities covered by the Shelf Registration Statement have been sold as contemplated in the Shelf Registration Statement. The Shelf Registration Statement shall provide for the resale of Transfer Restricted Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, (i) the Holders of a majority of the then outstanding shares of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Company or its controlled Affiliates) (collectively, the “Required Holders”) or (ii) any Significant Holder.

(b)Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

(c)Issuer Free Writing Prospectuses. Each Holder represents and agrees that, unless it obtains the prior consent of the Company, it will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the

Securities Act (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. The Company represents that any Issuer Free Writing Prospectus, when taken together with the information in the Shelf Registration Statement and the Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)If any (i) Significant Holder or (ii) Holders that, when aggregated together, beneficially own (as such term is defined in Rule 13d-3 of the Exchange Act) a number of Common Shares equal to at least ten percent (10%) of the number of Common Shares originally issuable pursuant to all Warrants in the aggregate (clause (i) or (ii), the “Requesting Holders”), intend to distribute Transfer Restricted Securities covered by any Shelf Registration Statement by means of an Underwritten Offering pursuant to the Shelf Registration Statement, the Requesting Holders will so advise the Company in writing. In such event, the underwriter or underwriters and manager or managers that will manage such offering shall be selected by the Holders of a majority of such Transfer Restricted Securities included in such Underwritten Offering and shall be reasonably acceptable to the Company. The Company shall be required to effect an Underwritten Offering only if the Company is required to file a Shelf Registration Statement and in no event shall the Company be required to effect more than five (5) Underwritten Offerings pursuant to this Agreement. In connection with each Underwritten Registration or Underwritten Offering, the Company shall cause there to be Full Cooperation.

SECTION 5.    Additional Amounts. In (i) any Shelf Registration Statement, if required hereby, has not been declared effective on or before the Shelf Effectiveness Deadline or (ii) any Registration Statement required by this Agreement has been declared effective but ceases to be effective for more than 60 consecutive days at any time at which it is required to be effective under this Agreement (for as long as such Registration Statement has not been succeeded by a post-effective amendment to such Registration Statement that cures such failure and that is declared effective) (each such event referred to in clauses (i) and (ii), a “Registration Default”), the Company hereby agrees that liquidated damages shall accrue on the Transfer Restricted Securities at a rate of $0.01 per month per Warrant (or per 49.0559 Common Shares, as applicable) (“Liquidated Damages”) for each month or portion thereof during which such Registration Default continues. To the extent permitted by applicable law, the amount of the Liquidated Damages will increase by an additional $0.01 per month per Warrant (or per 49.0559 Common Shares, as applicable) with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.02 per month per Warrant (or per 49.0559 Common Shares, as applicable).

SECTION 6.    Registration Procedures.

(a)[Intentionally omitted].

(b)Shelf Registration Statement. If required pursuant to Section 4, in connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 6(c) hereof and shall use commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof in accordance with the time periods set forth in Section 4.

(c)General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Transfer Restricted Securities by Broker-Dealers), the Company shall:

(i)use commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;
(ii)prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section  4 hereof or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold or, if earlier, when the Transfer Restricted Securities that remain unsold under such Registration Statement represent less than one-half of one percent (0.5%) of the then outstanding Common Shares; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;
(iii)in the case of a Shelf Registration Statement, advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the

Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, the Company shall use commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv)furnish without charge to each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, at least three Business Days before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least three Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the underwriter(s), if any, shall reasonably object in writing within three Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of an underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(v)in the case of a Shelf Registration Statement, make available at reasonable times for inspection by the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent requested by the managing underwriter(s), if any, until such time as such information becomes publicly available;

(vi)in the case of a Shelf Registration Statement, if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vii)in the case of a Shelf Registration Statement, cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority of Securities covered thereby or the underwriter(s), if any;

(viii)in the case of a Shelf Registration Statement, furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(ix)in the case of a Shelf Registration Statement, deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(x)in the case of a Shelf Registration Statement, enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other reasonable actions in connection therewith in order to expedite and facilitate the disposition of the Transferred Restricted Securities pursuant to any Shelf Registration Statement, including providing Full Cooperation in connection with any Underwritten Offering contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall:

(A)furnish to the selling Holders and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary Underwritten Offerings, upon the effectiveness of the Shelf Registration Statement:

(1)a certificate, dated the date of effectiveness of the Shelf Registration Statement signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of the Company, confirming, as of the date thereof, such matters as are both (A) customary for shelf registration statements in similar circumstances and (B) reasonably requested by such parties;
(2)an opinion, dated the date of effectiveness of the Shelf Registration Statement of counsel for the Company, covering the matters reasonable satisfactory to the managing underwriters and covering matters of the type customarily covered in opinions to underwriters in connection with primary Underwritten Offerings; and
(3)a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Company’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary Underwritten Offerings;
(B)set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof or substantially similar provisions with respect to all parties to be indemnified pursuant to such underwriting agreement; and
(C)deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(x)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this Section 6(c)(x), if any.
If at any time the representations and warranties of the Company contemplated in Section 6(c)(x)(A)(1) hereof cease to be true and correct, the Company shall so advise the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;
(xi)in the case of a Shelf Registration, prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation in any jurisdiction where it is not then so subject;
(xii)in the case of a Shelf Registration, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders or underwriter(s);

(xiii)in the case of a Shelf Registration, use commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(xi) hereof;

(xiv)in the case of a Shelf Registration, if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading;

(xv)if such registration relates to an Underwritten Offering, provide a legal opinion of the Company’s outside counsel, addressed to the underwriters of any underwritten public offering, with respect to the Registration Statement and prospectus in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

(xvi)if such registration relates to an Underwritten Offering, furnish to the Holders participating in such offering such information and assistance as any such Holder may reasonably request in connection with any “due diligence” effort which such Holder deems appropriate;

(xvii)provide a CUSIP number for all Securities not later than the effective date of the Registration Statement covering such Securities and provide the Warrant Agent or Transfer Agent, as applicable, with printed certificates for such Securities which are in a form eligible for deposit with the Depository Trust Company and take all other action necessary to ensure that all such Securities are eligible for deposit with the Depository Trust Company;

(xviii)in the case of a Shelf Registration, cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA;

(xix)otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement meeting the requirements of Rule 158 under the Securities Act;

(xx)cause all Securities covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed if requested by the Holders of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared or the managing underwriter(s), if any.
In the case of a Shelf Registration Statement, each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section  4 hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Liquidated Damages shall be payable.
SECTION 7.    Registration Expenses.

(a)All expenses incident to the Company’s performance of or compliance with this Agreement will be borne by the Company regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Transfer Restricted Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and, to the extent contemplated by Section 7(b) hereof, the Holders of Transfer Restricted Securities; and (v) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance) (clause (i) through (v), “Registration Expenses”).
Each of the Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

(b)In connection with any Shelf Registration Statement required by this Agreement, the Company will reimburse the Holders of Transfer Restricted Securities being resold pursuant to the “Plan of Distribution” contained in the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel as may be chosen by the Holders of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared and reasonably acceptable to the Company.

SECTION 8.    Indemnification.

(a)The Company agrees to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) or Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.
In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company, such Indemnified Holder shall promptly notify the Company in writing; provided, however, that the failure to give such notice shall not relieve any of the Company of its obligations pursuant to this Section 8 except to the extent that it has been materially prejudiced by such failure, and provided further that the failure to give such notice shall not relieve any of the Company from any liability that it may have to an Indemnified Holder otherwise than under this Section 8. If any such proceeding shall be brought or asserted against an Indemnified Holder and it shall have notified the Company thereof, the Company shall retain counsel reasonably satisfactory to the Indemnified Holder (who shall not, without the consent of the Indemnified Holder, be counsel to the Company) to represent the Indemnified Person in such Proceeding, and the fees and expenses of such counsel shall be reimbursed, as incurred, by the Company. In any such proceeding, any Indemnified Holder shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder unless (i) the Company and the Indemnified Holder shall have mutually agreed to the contrary or (ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Holder. The Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all Indemnified Holders. The Company shall be liable for any settlement of any such action or proceeding effected with the Company’s prior written consent, and each of the Company agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. The Company shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder, and in which such Indemnified Holder is or could have been a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding and there is no admission of fault on the part of the Indemnified Holders.

(b)Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and their respective directors, officers of the Company who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement or Prospectus (or any amendment or supplement thereto) or any free writing prospectus (or any amendment or supplement thereto). In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company, and the Company, its directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c)If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from the Offer (which in the case of the Company shall be deemed to be equal to the fair market value of the Securities sold in the Offer) and the Repurchase, the amount of Liquidated Damages which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, or if such allocation is not permitted by applicable law, the relative fault of the Company, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
The Company and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the aggregate fair market value of the Transfer Restricted Securities of such Holder registered under the applicable Registration Statement which contains such untrue or alleged untrue statement or omission or alleged omission exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective number of Transfer Restricted Securities held by each of the Holders hereunder and not joint.

SECTION 9.    Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements, provided that in no event shall any lock-up period exceed more than ninety (90) days.

SECTION 10.    Rule 144; Legend Removal.

(a)Facilitation of Sales Pursuant to Rule 144. The Company covenants to the Holders that to the extent it shall be required to do so under the Exchange Act, the Company shall use its commercially reasonable efforts to (i) timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and (ii) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, all to the extent required from time to time to enable the Holders to sell Transfer Restricted Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any Holder in connection with its sale pursuant to Rule 144, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

(b)Upon request of any Holder, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state laws, the Company shall promptly cause any legend affixed to any Transfer Restricted Securities to be removed from any certificate for any Transfer Restricted Securities, including by providing any opinion of counsel to the Company that may be required by the transfer agent to effect such removal, whereupon such securities shall cease to be Transfer Restricted Securities for any purpose whatsoever hereunder (except to the extent held by a Significant Holder).

SECTION 11.    Miscellaneous.

(a)Remedies. The Company hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of Sections 3, 4 and 6 of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

(c)Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has (i) in the case of Section 5 hereof and this Section 11(d)(i), obtained the written consent of the Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of the Required Holders, provided that any amendments of (v) the definition of “Significant Holder”, (w) clause (ii) of the definition of “Transfer Restricted Securities”, (x) clause (i) of the definition of “Requesting Holders”, (y) clause (ii) of the last sentence of Section 4(a)(x) or (z) this proviso, shall also require the consent of each Significant Holder. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relate exclusively to the rights of Holders whose securities are being registered pursuant to a Shelf Registration Statement and that do not affect directly or indirectly the rights of other Holders whose securities are not being registered pursuant to a Shelf Registration Statement may be given by the Holders of a majority of the Transfer Restricted Securities being tendered or registered, as applicable.

(d)Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i)if to a Holder, at the address set forth on the warrant register or stock register, as applicable, of the Company; and

(ii)if to the Company:

Cenveo, Inc.
200 First Stamford Place
Stamford, CT 06902
Facsimile: (203) 595-3074
Attn: Chief Financial Officer
With a copy to:

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004
Facsimile:    (212) 422-4726
Attention:    Gary J. Simon
All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Warrant Agent or Transfer Agent, as applicable.

(e)Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(f)Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

(i)Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(j)Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
CENVEO, INC.

By:      /s/ Scott J. Goodwin
Name:    Scott J. Goodwin
Title:    Chief Financial Officer

[Signature Page to Warrant Registration Rights Agreement]

The foregoing Warrant Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:
ALLIANZ GLOBAL INVESTORS U.S. LLC

By:        /s/ Doug Forsyth
Name:        Doug Forsyth
Title:        Managing Director

[Signature Page to Warrant Registration Rights Agreement]